Product supplement no. 30-I To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated September 5, 2012 Rule 424(b)(2)
Return Notes Linked to a Volatility Index

General
•
JPMorgan Chase & Co. may from time to time offer and sell return notes linked to a volatility index (the “Index”) that is designed to track one or more positions (long and/or short) in futures contracts (each, a “VIX futures contract” and together, “VIX futures contracts”) on the CBOE Volatility Index®, as described below.  This product supplement no. 30-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus.  A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below.  We refer to such term sheets and pricing supplements generally as terms supplements.  A separate underlying supplement or the relevant terms supplement will describe the Index to which the notes are linked. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement, or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•
The payment at maturity or upon early repurchase is linked to the Index as described below.  The notes do not pay interest and do not guarantee any return of principal at maturity or upon early repurchase.  The payment at maturity or upon early repurchase reflects the performance of the Index.  The level of the Index may reflect the deduction of index fees or other adjustments.  Please see the relevant terms supplement or any relevant underlying supplement for more information about any index fees or other adjustments.  You will lose some or all of your initial investment at maturity or upon early repurchase if the level of the Index decreases over the term of the notes or does not increase sufficiently to offset the Deduction Amount, if applicable, and, in the case of an early repurchase, the Repurchase Fee Amount, if applicable.

•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-24 of this product supplement.
•	The notes will be issued in minimum denominations as specified in the relevant terms supplement, and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to taking a long or short position (or both positions) in the Index or any of its component VIX futures contracts.
•
The notes are not futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.
•
You may request that we repurchase your notes on a daily basis in a minimum denomination equal to the Principal Amount, subject to our acceptance of your request and your compliance with the procedural requirements described below.  While we intend to accept all requests for early repurchase of notes, we are not obligated to accept any repurchase request.  We are not committed to purchasing any note at a particular time or price.

Key Terms
Index:	A volatility index as specified in the relevant terms supplement (the “Index”) (continued on next page)
Investing in the notes involves a number of risks.  See “Risk Factors” beginning on page 7.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 30-I, the accompanying prospectus supplement and prospectus, or any related underlying supplement or terms supplement.  Any representation to the contrary is a criminal offense.
The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

September 5, 2012

Principal Amount:	As specified in the relevant terms supplement
Payment at Maturity:
Unless otherwise specified in the relevant terms supplement, the amount you will receive at maturity will reflect the performance of the Index, which may be subject to the deduction of index fees or other adjustments.  In addition, the relevant terms supplement may specify that the payment at maturity will also reflect an Additional Amount or a Deduction Amount.  Unless otherwise specified in the relevant terms supplement, for each note, unless earlier repurchased, you will receive at maturity a cash payment calculated as follows:

Principal Amount × (1 + Index Return) + Additional Amount (if applicable) – Deduction Amount (if applicable)
where the Index Return and the Additional Amount, if applicable, are determined as of the Final Valuation Date.
If the amount calculated above is less than zero, the payment at maturity will be $0.

The return on your initial investment at maturity will reflect the deduction any index fees or other adjustments from the level of the Index, as well as any Additional Amount or Deduction Amount, if applicable.  If the Index closing level reflects the deduction of index fees or other adjustments, the level of the Index will decrease if the performance of the synthetic positions in VIX futures contracts included in the Index is not sufficient to offset the deduction of those index fees or other adjustments.  In addition, any Deduction Amount will have an adverse effect on your payment at maturity, and the performance of the Index may not be sufficient to offset any Deduction Amount.  You may lose some or all of your initial investment at maturity.

Index Return:	Unless otherwise specified in the relevant terms supplement, on any Valuation Date, the Index Return is equal to:
Index closing level on that Valuation Date – Initial Index Level Initial Index Level
Initial Index Level:	The Index closing level on the Inception Date or the arithmetic average of the Index closing levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.
Additional Amount:
If applicable, an amount determined in the manner specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Additional Amount is a fixed dollar amount per note or that the Additional Amount per note is based on the amount accrued on the Principal Amount at a rate per annum equal to the Cash Reference Rate.  Unless otherwise specified in the relevant terms supplement, the Additional Amount will not be less than $0.

Deduction Amount:	If applicable, an amount determined in the manner specified in the relevant terms supplement
Cash Reference Rate:
Unless otherwise specified in the relevant terms supplement, if applicable, the Cash Reference Rate on any day will be a per annum rate specified in the relevant terms supplement, as published on that day by Reuters Group PLC (“Reuters”) or Bloomberg, L.P. (“Bloomberg”) on the page specified in the relevant terms supplement, or any substitute page, provided that if that day is not a business day, the Cash Reference Rate will be the rate published on the immediately preceding business day.  In certain circumstances, the Cash Reference Rate will be determined in an alternative manner as described in “Description of Notes — Payment at Maturity.”

Inception Date:
As specified in the relevant terms supplement or, if the relevant terms supplement specifies Initial Averaging Dates, the final Initial Averaging Date, unless otherwise specified in the relevant terms supplement.  The Inception Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date.”

Initial Averaging Dates:
As specified, if applicable, in the relevant terms supplement.  Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date.”

Valuation Date(s):
Each business day from and including the Inception Date to and including the Final Valuation Date.  Valuation Dates are subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date.”

Final Valuation Date:
As specified in the relevant terms supplement. The Final Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date.”

Maturity Date:
As specified in the relevant terms supplement.  The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

(continued on next page)

Key Terms (continued)
Payment upon Early Repurchase:
Unless otherwise specified in the relevant terms supplement, subject to our acceptance of your request and your compliance with the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders” and the potential postponements and adjustments as described under “Description of Notes — Postponement of a Determination Date,” you may request that we repurchase your notes on any Repurchase Date during the term of the notes.

While we intend to accept all requests for early repurchase of notes, we are not obligated to accept any repurchase request. We are not committed to purchasing any note at a particular time or price.
Unless otherwise specified in the relevant terms supplement, upon early repurchase, you will receive for each note a cash payment on the relevant Repurchase Date calculated as follows:
Principal Amount × (1 + Index Return) + Additional Amount (if applicable) – Deduction Amount (if applicable) – Repurchase Fee Amount (if applicable)
where the Index Return and the Additional Amount, if applicable, are determined as of the Valuation Date corresponding to that Repurchase Date.
If the amount calculated above is less than zero, the payment upon early repurchase will be $0.

The return on your initial investment upon early repurchase will reflect the deduction of any index fees or other adjustments from the level of the Index, as well as any Additional Amount, Deduction Amount or Repurchase Fee Amount, if applicable.  If the Index closing level reflects the deduction of index fees or other adjustments, the level of the Index will decrease if the performance of the synthetic positions in VIX futures contracts included in the Index is not sufficient to offset the deduction of those index fees or other adjustments.  In addition, any Deduction Amount and/or Repurchase Fee will have an adverse effect on your payment upon early repurchase, and the performance of the Index may not be sufficient to offset any Deduction Amount or Repurchase Fee.  You may lose some or all of your initial investment upon early repurchase.

Early Repurchase Mechanics:
In order to request that we repurchase your notes on any Repurchase Date, you must deliver a Repurchase Notice to us via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and follow the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders.”  If you fail to comply with these procedures, your notice will be deemed ineffective.

Repurchase Fee Amount:	If applicable, unless otherwise specified in the relevant terms supplement, an amount in cash per note calculated as follows:
Principal Amount × Repurchase Fee
Repurchase Fee:	If applicable, a percentage as specified in the relevant terms supplement
Repurchase Date:	The third business day following each Valuation Date
Repurchase Notice:	The form of Repurchase Notice attached as Annex A to the relevant terms supplement

TABLE OF CONTENTS

 Page

Description of Notes	PS-1
Risk Factors	PS-7
Use of Proceeds and Hedging	PS-18
The Index	PS-19
General Terms of Notes	PS-20
Material U.S. Federal Income Tax Consequences	PS-25
Plan of Distribution (Conflicts of Interest)	PS-29
Notice to Investors	PS-31
Benefit Plan Investor Considerations	PS-39

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related underlying supplement, this product supplement no. 30-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. 30-I, together with the relevant terms supplement, any related underlying supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, any related underlying supplement, this product supplement no. 30-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 30-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related underlying supplement, this product supplement no. 30-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

 The notes are not futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute.  Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

In this product supplement no. 30-I, any related underlying supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below.  A separate underlying supplement or the relevant terms supplement will describe the Index to which the notes are linked.  Capitalized terms used but not defined in this product supplement no. 30-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement and any related underlying supplement.  The term “note” refers to each Principal Amount of our Return Notes Linked to a Volatility Index.

General

The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. that are linked to a volatility index (the “Index”) that is designed to track one or more positions (long and/or short) in futures contracts (each, a “VIX futures contract” and together, “VIX futures contracts”) on the CBOE Volatility Index® (the “VIX Index”).

The notes are a series of debt securities referred to in the accompanying prospectus supplement and prospectus.  The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The “Principal Amount” of each note will be an amount as specified in the relevant terms supplement.

The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity or early repurchase; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity or early repurchase.  The level of the Index may reflect the deduction of index fees or other adjustments.  Please see the relevant terms supplement or any relevant underlying supplement for more information about any index fees or other adjustments.  Subject to our acceptance of your request and your compliance with the procedural requirements described below, if you elect to request that we repurchase your notes, for each note you will receive a cash payment, the amount of which will vary depending on the performance of the Index (which may be subject to the deduction of index fees or other adjustments) and will be reduced by the Repurchase Fee Amount, if applicable.  In addition, the relevant terms supplement may specify that the payment at maturity or upon early repurchase will also reflect an Additional Amount or a Deduction Amount.  Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

You will lose some or all of your initial investment at maturity or upon early repurchase if the level of the Index decreases over the term of the notes or does not increase sufficiently to offset the Deduction Amount, if applicable, and, in the case of an early repurchase, the Repurchase Fee Amount, if applicable.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

Subject to our acceptance of your request and your compliance with the procedures described under “— Early Repurchase at the Option of the Holders” below and the potential postponements and adjustments as described under “— Postponement of a Determination Date” below, you may request that we repurchase your notes on any Repurchase Date during the term of the notes. While we intend to accept all requests for early repurchase of notes, we are not obligated to accept any repurchase request.  We are not committed to purchasing any note at a particular time or price.  Holders who validly request an early repurchase will receive payment for their notes on the third business day following the relevant Valuation Date.

The notes will be issued in denominations as specified in the relevant terms supplement.  The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book-Entry System” in the accompanying prospectus.

The terms of specific issuances of the notes will be described in the relevant terms supplement accompanying this product supplement no. 30-I and any related underlying supplement. The terms described in that document supplement those described in this product supplement and in any related underlying supplement, the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

 Payment at Maturity

The maturity date for the notes will be set forth in the relevant terms supplement and is subject to postponement if that day is not a business day or if the Final Valuation Date is postponed as described under “— Postponement of a Determination Date” below.

Unless otherwise specified in the relevant terms supplement, the amount you will receive at maturity will reflect the performance of the Index, which may be subject to the deduction of index fees or other adjustments.  In addition, the relevant terms supplement may specify that the payment at maturity will also reflect an Additional Amount or a Deduction Amount.  Unless otherwise specified in the relevant terms supplement, for each note, unless earlier repurchased, you will receive at maturity a cash payment calculated as follows:

Principal Amount × (1 + Index Return) + Additional Amount (if applicable)
– Deduction Amount (if applicable)

where the Index Return and the Additional Amount, if applicable, are determined as of the Final Valuation Date.

If the amount calculated above is less than zero, the payment at maturity will be $0.

The return on your initial investment at maturity will reflect the deduction of any index fees or other adjustments from the level of the Index, as well as any Additional Amount or Deduction Amount, if applicable.  If the Index closing level reflects the deduction of index fees or other adjustments, the level of the Index will decrease if the performance of the synthetic positions in VIX futures contracts included in the Index is not sufficient to offset the deduction of those index fees or other adjustments.  In addition, any Deduction Amount will have an adverse effect on your payment at maturity, and the performance of the Index may not be sufficient to offset any Deduction Amount.  You may lose some or all of your initial investment at maturity.

Unless otherwise specified in the relevant terms supplement, on any Valuation Date, the “Index Return” will be calculated as follows:

Index Return	=	Index closing level on that Valuation Date – Initial Index Level
Initial Index Level

Unless otherwise specified in the relevant terms supplement, the “Initial Index Level” means the Index closing level on the Inception Date or the arithmetic average of the Index closing levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

If applicable, the “Additional Amount” will be an amount determined in the manner specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Additional Amount is a fixed dollar amount per note or that the Additional Amount per note is based on the amount accrued on the Principal Amount at a rate per annum equal to the Cash Reference Rate.  Unless otherwise specified in the relevant terms supplement, the Additional Amount will not be less than $0.

If applicable, the “Deduction Amount” will be an amount determined in the manner specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, if applicable, the “Cash Reference Rate” on any day will be a per annum rate specified in the relevant terms supplement, as published on that day by Reuters Group PLC (“Reuters”) or Bloomberg, L.P. (“Bloomberg”) on the page specified in the relevant terms supplement, or any substitute page, provided that if that day is not a business day, the Cash Reference Rate will be the rate published on the immediately preceding business day.

If the rate specified in the relevant terms supplement ceases (temporarily or permanently) to be published on the Reuters or Bloomberg page specified in the relevant terms supplement (or any successor page), as determined by the Note Calculation Agent, and another comparable entity, as determined by the Note Calculation Agent, publishes that rate, the Cash Reference Rate on any day will be equal to that rate on that day.  If the rate specified in the relevant terms supplement is discontinued and Reuters, Bloomberg or another entity publishes a successor or substitute rate that the Note Calculation Agent determines, in its sole discretion, to be comparable to the discontinued rate (such rate being referred to herein as a “successor rate”), then the Cash Reference Rate on any day thereafter will be determined by reference to that successor rate on that day. If the rate specified in the relevant terms supplement is discontinued or ceases (temporarily or permanently) to be published and the Note Calculation Agent is unable to identify a successor rate or is unable to identify a comparable entity that publishes that rate, as the case may be, the Cash Reference Rate on any day will be a rate as determined by the Note Calculation Agent in good faith that, unless otherwise specified in the relevant terms supplement, most closely represents or approximates the rate specified in the relevant terms supplement.

The “Inception Date” will be specified in the relevant terms supplement or, if the relevant terms supplement specifies Initial Averaging Dates, will be the final Initial Averaging Date, unless otherwise specified in the relevant terms supplement.  The Inception Date is subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Determination Date” below.

The “Initial Averaging Dates,” if applicable, will be specified in the relevant terms supplement.  Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Determination Date.”

Unless otherwise specified in the relevant terms supplement, the “Valuation Dates” will be each business day from and including the Inception Date to and including the Final Valuation Date.  Valuation Dates are subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Determination Date” below.

The “Final Valuation Date” will be specified in the relevant terms supplement.  The Final Valuation Date is subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Determination Date” below.

Unless otherwise specified in the relevant terms supplement or any related underlying supplement, with respect to the Index or any successor index thereto (as described under “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation”), the “Index closing level” on any relevant day will equal the official closing level of that Index or that successor index, as applicable, published with respect to that day.  In certain circumstances, the “Index closing level” will be based on the alternative calculation of the Index described under “— Postponement of a Determination Date” or “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation.”

The “maturity date” will be specified in the relevant terms supplement and is subject to postponement as described below.  If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date.  If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the Final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement.  We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on the applicable date or dates.  We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.

Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

The “Note Calculation Agent” is the agent appointed by us to make certain calculations for the notes, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Notes — Note Calculation Agent” below.  JPMS is our affiliate and may have interests adverse to you.  Please see “Risk Factors — We or our affiliates may have economic interests that are adverse to those of the holders of the notes because we are the issuer of the notes and our affiliate, JPMS, is the Note Calculation Agent and an Agent of the offering of the notes” and “Risk Factors — We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as Note Calculation Agent.”

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Early Repurchase at the Option of the Holders

Unless otherwise specified in the relevant terms supplement, subject to our acceptance of your request and your compliance with the procedures described under “Repurchase Requirements” below and the potential postponements and adjustments as described under “— Postponement of a Determination Date” below, you may submit a request no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date specified in the applicable Repurchase Notice (as defined below) to have us repurchase your notes on any Repurchase Date. The notes will be repurchased and the holders will receive payment for their notes on the third business day following the relevant Valuation Date (the “Repurchase Date”).

While we intend to accept all requests for early repurchase of notes, we are not obligated to accept any repurchase request.  We are not committed to purchasing any note at a particular time or price.

Unless otherwise specified in the relevant terms supplement, upon early repurchase, you will receive for each note a cash payment on the relevant Repurchase Date calculated as follows:

Principal Amount × (1 + Index Return) + Additional Amount (if applicable) – Deduction Amount (if applicable) – Repurchase Fee Amount (if applicable)

where the Index Return and the Additional Amount, if applicable, are determined as of the Valuation Date corresponding to that Repurchase Date.

If the amount calculated above is less than zero, the payment upon early repurchase will be $0.

The return on your initial investment upon early repurchase will reflect the deduction of any index fees or other adjustments from the level of the Index, as well as any Additional Amount, Deduction Amount or Repurchase Fee Amount, if applicable.  If the Index closing level reflects the deduction of index fees or other adjustments, the level of the Index will decrease if the performance of the synthetic positions in VIX futures contracts included in the Index is not sufficient to offset the deduction of those index fees or other adjustments.  In addition, any Deduction Amount and/or Repurchase Fee will have an adverse effect on your payment upon early repurchase, and the performance of the Index may not be sufficient to offset any Deduction Amount or Repurchase Fee.  You may lose some or all of your initial investment upon early repurchase.

If applicable, unless otherwise specified in the relevant terms supplement, the “Repurchase Fee Amount” will be an amount in cash per note calculated as follows:

Principal Amount × Repurchase Fee

If applicable, unless otherwise specified in the relevant terms supplement, the “Repurchase Fee” is a percentage as specified in the relevant terms supplement.

Repurchase Requirements

To request that we repurchase your notes, you must instruct your broker or other person through whom you hold your notes to take the following steps:

•
Send a notice of repurchase, substantially in the form attached as Annex A to the relevant terms supplement (a “Repurchase Notice”), to us via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time on the business day prior to the relevant Valuation Date.  The subject line of the email should include the title of the notes and the CUSIP for those notes.  We or our affiliate must acknowledge receipt of the Repurchase Notice on the same business day for it to be effective, which acknowledgment will be deemed to evidence our acceptance of your repurchase request;

•
Instruct your DTC custodian to book a delivery versus payment trade with respect to your notes on the relevant Valuation Date at a price equal to the amount payable upon early repurchase of the notes; and

•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the relevant Repurchase Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm through which you own your interest in the notes in respect of those deadlines.  If we do not receive your Repurchase Notice by 4:00 p.m. on the business day prior to the relevant Valuation Date OR we (or our affiliate) do not acknowledge receipt of the Repurchase Notice on the same day, your Repurchase Notice will not be effective, and we will not repurchase your notes on the relevant Repurchase Date.  Any Repurchase Notice for which we (or our affiliate) acknowledge receipt of in accordance with the procedures described above will be irrevocable.

The Note Calculation Agent will, in its sole discretion, resolve any questions that may arise as to the validity of a Repurchase Notice and the timing of receipt of a Repurchase Notice or as to whether and when the required deliveries have been made.  Once given, a Repurchase Notice may not be revoked.  Questions about the repurchase requirements should be directed to dln_repurchase@jpmchase.com.

Postponement of a Determination Date

In this product supplement, we refer to the Inception Date, each Initial Averaging Date, if applicable, and each Valuation Date (including the Final Valuation Date) as a “Determination Date.”

If a Determination Date is not a trading day or if there is a market disruption event (any such day, a “Disrupted Day”), the applicable Determination Date will be postponed to the immediately succeeding business day that is not a Disrupted Day.  In no event, however, will any Determination Date be postponed to a date that is after the applicable Final Disrupted Determination Date.

If a Determination Date has been postponed to the applicable Final Disrupted Determination Date and that day is a Disrupted Day, the Note Calculation Agent will determine the Index closing level for that Determination Date on the applicable Final Disrupted Determination Date, unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, in accordance with the formula for and method of calculating the Index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the official settlement price (or, if trading in any relevant VIX futures contracts has been materially suspended or materially limited, its good faith estimate of the official settlement price that would have prevailed but for that suspension or limitation or non-trading day) on the applicable Final Disrupted Determination Date of each VIX futures contract most recently constituting the Index and any VIX futures contract required to roll any expiring futures contract in accordance with the method of calculating the Index.

With respect to a Determination Date, unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, the “Final Disrupted Determination Date” means the eighth business day after that Determination Date, as originally scheduled.

A “trading day” is, unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, a day, as determined by the Note Calculation Agent, on which trading is generally conducted on the relevant exchange (as defined below) for the Index or the relevant successor index, if applicable.

With respect to the Index or any relevant successor index or any relevant underlying supplement, if applicable, “relevant exchange” means the primary exchange or market of trading for any VIX futures contract then included in the Index or that successor index, as applicable.

RISK FACTORS

Your investment in the notes will involve certain risks.  The notes do not pay interest or guarantee any return of principal at, or prior to, maturity or upon early repurchase.  Investing in the notes is not equivalent to taking a long or short position (or both positions) in the Index or any of its component VIX futures contracts.  In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities.  You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not pay interest or guarantee the return of your investment.

The notes do not pay interest and may not return any of your investment.  The amount payable at maturity or upon early repurchase, if any, will reflect the performance of the Index, which may be subject to the deduction of index fees or other adjustments.  In addition, the relevant terms supplement may specify that the payment at maturity or upon early repurchase will also reflect an Additional Amount or a Deduction Amount and/or that the payment upon early repurchase will reflect the deduction of a Repurchase Fee Amount. The amount payable at maturity or upon early repurchase will be determined pursuant to the terms described in this product supplement no. 30-I and the relevant terms supplement.  You will lose some or all of your initial investment at maturity or upon early repurchase if the level of the Index decreases over the term of the notes or does not increase sufficiently to offset the Deduction Amount, if applicable, and, in the case of an early repurchase, the Repurchase Fee Amount, if applicable.

The return on your initial investment at maturity or upon early purchase will reflect the deduction of any index fees or other adjustments from the level of the Index and the Deduction Amount, if applicable, and the payment upon early repurchase will also be reduced by the Repurchase Fee Amount, if applicable.

If the Index closing level reflects the deduction of index fees or other adjustments, the level of the Index will decrease if the performance of the synthetic positions in VIX futures contracts included in the Index is not sufficient to offset the deduction of those index fees or other adjustments.  Please see the relevant terms supplement or any relevant underlying supplement for more information about any index fees or other adjustments.  You will lose some or all of your initial investment at maturity or upon early repurchase if the level of the Index decreases over the term of the notes or does not increase sufficiently to offset the Deduction Amount, if applicable, and, in the case of an early repurchase, the Repurchase Fee Amount, if applicable.

The notes are subject to the credit risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, the Index, the VIX futures contracts included in the Index, the VIX Index or options on the S&P 500® Index.

You should not take our offering of the notes as an expression of our views about how the Index, the VIX futures contracts included in the Index, the VIX Index or options on the S&P 500® Index will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or a long-short position) in the Index, the VIX futures contracts included in the Index, the VIX Index or options on the S&P 500® Index, including through an investment in the notes.  As a global financial institution, we and our affiliates may, and often do, have positions (long or short) in the Index, the VIX futures contracts included in the Index, the VIX Index and options on the S&P 500® Index that conflict with an investment in the notes.  See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have.  You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes because we are the issuer of the notes and our affiliate, JPMS, is the Note Calculation Agent and an Agent of the offering of the notes.

We, JPMorgan Chase & Co., are the issuer of the notes and JPMS, one of our affiliates, is the Note Calculation Agent and an Agent of the offering of the notes.  JPMS, as Note Calculation Agent, will determine, among other things, whether there has been a market disruption event with respect to the notes and your payment at maturity or upon early repurchase.  In the event of any such market disruption event, JPMS may postpone any Determination Date or use an alternate method to calculate the Index closing level on that Determination Date.  JPMS, as an Agent of the offering of the notes, will receive the aggregate profits generated from the deduction of any index fees to cover ongoing payments related to the distribution of the notes and as a structuring fee for developing the notes.  While we and our affiliates will act in good faith in making all determinations with respect to the notes and the Index, there can be no assurance that any determinations made by JPMorgan Chase & Co. or JPMS in these various capacities will not affect the value of the notes or the level of the Index.  Because determinations made by JPMS as the Note Calculation Agent may affect the amount you receive at maturity or upon early repurchase, potential conflicts of interest may exist between JPMorgan Chase & Co. and JPMS, on the one hand, and you, as a holder of the notes, on the other.

JPMS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the notes.  Any such research, opinions or recommendations could affect the level of the Index and therefore the market value of the notes.

JPMS and its affiliates publish research from time to time on equity markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes.  Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the notes and the Index to which the notes are linked.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the Index, the VIX futures contracts that compose the Index, the VIX Index or options on the VIX Index or the S&P 500® Index.  We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the Index, the VIX futures contracts that compose the Index, the VIX Index or options on the VIX Index or the S&P 500® Index at any time and from time to time.  We may also close out or unwind our hedge by selling any of the foregoing on or before any Valuation Date.  The trading activity associated with these hedging transactions will contribute to the trading volume of the VIX futures contracts included in the Index and may affect the market price of these VIX futures contracts and, in turn, adversely affect the level of the Index and the performance of the notes.  See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions.  These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours also trade the VIX futures contracts underlying the Index, options on the VIX Index or the S&P 500® Index and other financial instruments related to the Index, the VIX futures contracts that compose the Index, the VIX Index and options on the VIX Index or the S&P 500® Index on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers.  While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Index closing level on the Inception Date or any Initial Averaging Dates, as applicable, and/or decrease the Index closing level on any Valuation Date, which could adversely affect your payment at maturity or upon early repurchase.

It is possible that those hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

In the course of our or our affiliates’ trading activities, we or our affiliates may acquire material nonpublic information with respect to the VIX Index, VIX futures contracts or options on the S&P 500® Index and we will not disclose any such information to you.  In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in the level of the VIX Index or in the price of VIX futures contracts or options on the S&P 500® Index.  We do not make any representation or warranty to any purchaser of notes with respect to any matters relating to such future movements.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the level of the Index, the VIX futures contracts that compose the Index, the VIX Index or options on the S&P 500® Index.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or our affiliate’s interests with respect to those products may be adverse to those of the holders of the notes.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as Note Calculation Agent.

JPMS, one of our affiliates, will act as the Note Calculation Agent.  The Note Calculation Agent will determine, among other things, the Initial Index Level and Index Return on each Valuation Date, the Index closing level on each Initial Averaging Date, if applicable, and each Valuation Date, the Additional Amount, if applicable, the Deduction Amount, if applicable, the Repurchase Fee Amount, if applicable, the Cash Reference Rate, if applicable, and the amount, if any, that we will pay you at maturity or upon early repurchase.  In addition, the Note Calculation Agent will determine, among other things:

•	whether a market disruption event has occurred;

•
whether the Index has been discontinued, whether the method of calculating the Index has changed in a material respect or whether the Index has been otherwise modified so that it does not, in the opinion of the Note Calculation Agent, fairly represent the level of the Index had those changes or modifications not been made and, if applicable, which index to select as a successor index; and

•	whether the rate underlying the Cash Reference Rate is discontinued or ceases to be published and, if applicable, which rate to select as a successor rate.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the Note Calculation Agent, is entitled to exercise discretion.

There are restrictions on your ability to request that we repurchase your notes.

If you elect to request that we repurchase your notes, your request is only valid if we receive your Repurchase Notice by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) acknowledge receipt of the Repurchase Notice that same day (which will evidence our acceptance of your repurchase request).  If we do not receive that notice or we (or our affiliates) do not acknowledge receipt of that notice (which means we have declined to accept your repurchase request), your repurchase request will not be effective and we will not repurchase your notes on the corresponding Repurchase Date.

Because of the timing requirements of the Repurchase Notice (and our acknowledgment of receipt), settlement of the repurchase will be prolonged when compared to a sale and settlement in the secondary market.  As your request that we repurchase your notes is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your request.  Furthermore, if we accept your repurchase request, our obligation to repurchase the notes prior to maturity may be postponed upon the occurrence of a market disruption event.

You will not know the amount you will receive upon an early repurchase at the time you elect to request that we repurchase your notes.

You will not know the amount payable upon early repurchase at the time you elect to request that we repurchase your notes.  Your notice to us to repurchase your notes is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) must acknowledge receipt of that notice on the same day.  As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to request that we repurchase your notes (which will evidence our acceptance of your repurchase request), and prior to the relevant Repurchase Date.

The Index closing level on the relevant Valuation Date may be less than the Index closing level on the maturity date, a Repurchase Date or at other times during the term of the notes.

The Index closing level on the maturity date, a Repurchase Date or at other times during the term of the notes, including dates near a relevant Valuation Date, could be higher than the Index closing level on the relevant Valuation Date.  This difference could be particularly large if there is a significant increase in the level of the Index after the relevant Valuation Date, if there is a significant decrease in the level of the Index prior to the relevant Valuation Date or if there is significant volatility in the Index at any time during the term of the notes.  Under these circumstances, you may receive a lower payment at maturity or upon early repurchase than you would have received if you had taken a long or short position (or both positions) in the Index or any of its component VIX futures contracts.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange.  There may be little or no secondary market for the notes, other than through the early repurchase mechanism.  Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

JPMS may act as a market maker for the notes, but is not required to do so.  You may request that we repurchase your notes on a daily basis in a minimum denomination equal to the Principal Amount, subject to our acceptance of your request and your compliance with the procedural requirements described above.  While we intend to accept all requests for early repurchase of notes, we are not obligated to accept any repurchase request.  We are not committed to purchasing any note at a particular time or price.  Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to be no higher than the payment you could receive upon an early repurchase of your notes by us and could be substantially lower.  If we do not accept your request to repurchase your notes, you may be unable to sell your notes prior to maturity.  In addition, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early repurchases of the notes.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to affect adversely the value of the notes prior to maturity or early repurchase.

While the payment at maturity or early repurchase, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes.  This estimated cost includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing and managing such hedge and, if we or an affiliate of ours is the sponsor or calculation agent for the Index, for maintaining the Index during the term of the notes through, among other things, any adjustment that is intended to reflect transaction costs or other costs that may be incurred in replicating the investment strategy underlying the Index deducted from the level of the Index.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and may be at a substantial discount from the original issue price, even in cases where the Index has appreciated since the Inception Date.  In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of such compensation or other transaction costs.

The notes are not regulated by the Commodity Futures Trading Commission (the “CFTC”).

The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any VIX futures contracts or options on futures contracts for your benefit.  An investment in the notes thus does not constitute either an investment in futures contracts or options on futures contracts or an investment in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC.  Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.  For example, the price you pay to purchase notes will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to register with and be regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement.  Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Notes that provide exposure to equity volatility are not suitable for all investors.  You should actively manage your investment in the notes.

Notes that provide exposure to equity volatility are not suitable for all investors.  The notes reflect the performance of the Index, which is dependent on the price of the VIX futures contracts included in the Index.  VIX futures contracts allow investors the ability to invest in forward equity volatility based on their view of the future direction of movement of the VIX Index, which is a benchmark index designed to measure the market price of volatility in large cap U.S. stocks, and is calculated based on the prices of certain put and call options on the S&P 500® Index.

As a consequence, investors in the notes should understand that their investment is exposed to the performance of the synthetic positions in VIX futures contracts, which can be volatile and move dramatically over short periods of time.  Because of the large and sudden price movements associated with VIX futures contracts, notes that provide exposure to equity volatility should be purchased only by sophisticated investors who understand risks associated with investments linked to equity volatility and who intend to monitor and manage their investments actively.  You should consider your investment horizon and objectives, financial resources and risk tolerance, as well as any potential trading costs, when evaluating an investment in the notes.  Investors should regularly monitor their investment in the notes to ensure that it remains consistent with their investment objectives.

Owning the notes is not the same as owning the VIX futures contracts included in the Index, the options used to calculate the level of the Index or the equity securities included in the S&P 500® Index.

The return on your notes will not reflect the return you would realize if you actually held the VIX futures contracts included in the Index, the options used to calculate the level of the Index or the equity securities included in the S&P 500® Index. The Index is a hypothetical construct that does not hold any underlying assets of any kind.  As a result, a holder of the notes will not have any direct or indirect rights that investors in the VIX futures contracts included in the Index, the options used to calculate the level of the Index or the equity securities included in the S&P 500® Index would have.  Your notes will be paid in cash, and you will have no right to receive delivery of, or payment with respect to, the VIX futures contracts included in the Index, the options used to calculate the level of the VIX Index or any equity securities included in the S&P 500® Index (including any dividends or distributions relating to those securities).

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Index on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Index. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including, but not limited to:

•	prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index;

•
prevailing market prices, volatility and liquidity of any option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the equity securities included in the S&P 500® Index or VIX futures contracts;

•	the actual and expected frequency and magnitude of changes in the Index (i.e., volatility) and in the prices of VIX futures contracts;

•	the liquidity of VIX futures contracts;

•	the time to maturity of the notes;

•	interest and yield rates in the market generally;

•	economic, financial, political, regulatory and judicial events that affect the VIX Index, the market for VIX futures contracts and futures contracts generally;

•	supply and demand in the listed and over-the-counter equity derivative markets; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You may have to sell your notes at a substantial discount from the principal amount.

You cannot predict the future performance of the Index based on its historical performance.  The value of the Index may decrease such that you may not receive any return of your investment.  If the Index closing level reflects the deduction of index fees or other adjustments, the level of the Index will decrease if the performance of the synthetic positions in VIX futures contracts included in the Index is not sufficient to offset the deduction of those index fees or other adjustments.  You will lose some or all of your initial investment at maturity or upon early repurchase if the level of the Index decreases over the term of the notes or does not increase sufficiently to offset the Deduction Amount, if applicable, and, in the case of an early repurchase, the Repurchase Fee Amount, if applicable.  There can be no assurance that the level of the Index will not decrease or will increase sufficiently so that at maturity or upon early repurchase you will not lose some or all of your investment.

The Initial Index Level may be determined after the issue date of the notes.

If so specified in the relevant terms supplement, the Initial Index Level will be determined based on the arithmetic average of the Index closing levels on the Initial Averaging Dates specified in that relevant terms supplement.  One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Initial Index Level may not be determined, and you may therefore not know the value of the Initial Index Level, until after the issue date.  Similarly, the global note certificate representing the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Initial Index Level for the Index.  In addition, you will not be able to submit a request for us to repurchase your notes prior to the final Initial Averaging Date.  If the Index closing levels on the Initial Averaging Dates that occur after the issue date are higher than the Index closing level on the issue date, this may establish higher levels that the Index must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity or upon early repurchase.

Market disruptions may adversely affect your return.

The Note Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Index closing level on any Determination Date, or the Index Return, and calculating the amount that we are required to pay you, if any, at maturity or upon early repurchase.  These events may include disruptions or suspensions of trading in the markets as a whole.  If the Note Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that any Determination Date and the maturity date will be postponed and your return will be adversely affected.  See “General Terms of Notes — Market Disruption Events.”  In the event of such a postponement, the Index closing level for the relevant Valuation Date may not be the official closing level of the Index published on that date, but may be determined by the Note Calculation Agent in the manner described under "Description of Notes — Postponement of a Determination Date," which may adversely affect the return on your investment in the notes.

The tax consequences of an investment in the notes are unclear.

There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes.  The IRS might not accept, and a court might not uphold, the treatment of the notes as open transactions that are not debt instruments, as described in “Material U.S. Federal Income Tax Consequences.”  If the IRS were successful in asserting an alternative treatment for the notes, the timing and/or character of income on the notes could be affected materially and adversely.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the notes.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. 30-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may acquire the notes only for investment purposes and you must comply with all of our internal policies and procedures.  Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any of those notes in the secondary market may be limited.

Risks Relating to the Index

The reported level of the Index may include the deduction of index fees or other adjustments.

One way in which the Index may differ from other indices is that its daily reported levels may include a deduction from the aggregate performance of the relevant VIX futures contracts of index fees or other adjustments.  As a result of these deductions, the value of the Index will trail the value of a hypothetical identically constituted synthetic portfolio that is not subject to those index fees or other adjustments.

The VIX Index is a theoretical calculation and is not a tradable index.

The Index is designed to track one or more positions (long and/or short) in VIX futures contracts, which are, in turn, based on the VIX Index.  The VIX Index is a theoretical calculation and cannot be traded on a spot price basis.  The settlement price at maturity or upon early repurchase of the VIX futures contracts contained in the Index is based on this theoretically derived calculation.  As a result, the behavior of the VIX futures contracts that are included in the Index may be different from futures contracts whose settlement prices are based on tradable assets.

Historical levels of comparable indices should not be taken as an indication of the future performance of the Index during the term of the notes.

It is impossible to predict whether the Index will rise or fall.  The actual performance of the Index over the term of the notes, as well as the amount payable at maturity or upon early repurchase, may bear little relation to the historical levels of comparable indices, which in most cases have been highly volatile.

The settlement price of VIX futures contracts may not be readily available.

The official settlement prices of VIX futures contracts are calculated and published by the Chicago Board Options Exchange, Incorporated (the “CBOE”) and are used to calculate the level of the Index.  Any disruption or discontinuation in CBOE trading of the relevant VIX futures contracts could affect the availability of the official settlement prices.  This may delay or prevent the calculation of the Index.

An increase in the margin requirements for VIX futures contracts included in the Index may adversely affect the value of the notes.

Futures exchanges require market participants to post collateral in order to open and to keep open positions in futures contracts.  If an exchange increases the amount of collateral required to be posted to hold positions in VIX futures contracts underlying the Index, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the price of the relevant VIX futures contracts to decline significantly.  As a result, the level of the Index and the value of the notes may be adversely affected.

VIX futures contracts have limited historical information.

VIX futures contracts have only traded freely since March 26, 2004, and not all futures contracts of all relevant maturities have traded at all times since that date.  Because the VIX futures contracts that underlie the Index are of recent origin and limited historical performance data exists with respect to them, your investment in the notes may involve a greater risk than investing in alternate securities linked to one or more financial measures with an established record of performance.  The liquidity of trading in VIX futures contracts could decline in the future, which could affect adversely the value of the notes.

The notes are not linked to the VIX Index and the value of the notes may be less than it would have been had the notes been linked to the VIX Index.

The value of the notes will be linked to the value of the Index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited.  The Index is based upon holding a rolling synthetic long position and a contingent rolling synthetic short position in VIX futures contracts. The VIX futures contracts will not necessarily track the performance of the VIX Index or a long-short position in the VIX Index.  The notes may not benefit from increases or decreases in the level of the VIX Index because such increases or decreases will not necessarily cause the price of the relevant VIX futures contracts to rise or fall.  Accordingly, a hypothetical investment that was linked directly to the performance of the VIX Index (long or short) could generate a higher return than the notes.

The notes are not linked to the options used to calculate the VIX Index, to the actual volatility of the S&P 500® Index or to the equity securities included in the S&P 500® Index.

The VIX Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index.  The actual volatility of the S&P 500® Index may differ, perhaps significantly, from the level predicted by the VIX Index or from the prices of the put and call options included in the calculation of the VIX Index.  The value of the notes is based on the value of the relevant VIX futures contracts included in the Index. The notes are not linked to the realized or implied volatility over a specific period of time and will not reflect the return you would realize if you owned, or held a short position in, the equity securities underlying the S&P 500® Index or traded put and call options used to calculate the level of the VIX Index or other instruments intended to provided a return equal to that of the VIX Index.

The CBOE, the sponsor of the VIX Index, and  Standard & Poor’s Financial Services LLC (“S&P”), the sponsor of the S&P 500® Index, may adjust the VIX Index and the S&P 500® Index, respectively, in a way that affects their levels, and CBOE and S&P have no obligation to consider your interests.

The CBOE is responsible for calculating and maintaining the VIX Index, and S&P is responsible for calculating and maintaining the S&P 500® Index.  The CBOE can make methodological changes to the calculation of the VIX Index that could affect the value of VIX futures contracts and, consequently, the value of the notes.  Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the VIX Index and/or the exercise settlement value. S&P can add, delete or substitute the equity securities underlying the S&P 500® Index, respectively, or make other methodological changes that could change the level of the S&P 500® Index.  The changing of equity securities included in the S&P 500® Index may affect the S&P 500® Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces.  Such a change may also affect the value of the put and call options used to calculate the level of the VIX Index.  Additionally, the CBOE or S&P may alter, discontinue or suspend calculation or dissemination of the VIX Index and the S&P 500® Index, respectively.

Any of these actions by the CBOE or S&P could adversely affect the value of the notes. The CBOE and S&P have no obligation to consider your interests in calculating or revising the VIX Index and the S&P 500® Index, respectively.  See “Background on the CBOE Volatility Index®” and “Background on the S&P 500® Index” below for additional information.

Historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the notes.

The actual performance of the Index over the term of the notes, as well as the amount payable at maturity or upon early repurchase, may bear little relation to the historical performance of the Index or its hypothetical, back-tested historical performance.  The official settlement prices and final settlement values of the VIX futures contracts underlying the Index and the level of the VIX Index will determine the level of the Index.  As a result, it is impossible to predict whether the level of the Index will rise or fall.

Risks Relating to the Cash Reference Rate

The Cash Reference Rate will be affected by a number of factors.

If the relevant terms supplement specifies that the payment at maturity or upon repurchase will reflect an Additional Amount determined by reference to a Cash Reference Rate, the Additional Amount will depend on a number of factors that can affect the levels of the Cash Reference Rate, including, but not limited to:

•	changes in, or perceptions about, future rates;

•	general economic conditions;

•	prevailing interest rates; and

•	the policy of the Federal Reserve Board regarding interest rates.

These and other factors may have a negative impact on the Additional Amount, and therefore any payment at maturity or upon repurchase.  In addition, these and other factors may have a negative impact on the value of your notes in the secondary market.

The manner in which the Cash Reference Rate is calculated may change in the future.

There can be no assurance that the method of calculating the Cash Reference Rate will not change.  Such changes in the method of calculation could reduce the Cash Reference Rate and the Additional Amount, which would affect adversely the value of the notes.  If the rate specified in the relevant terms supplement is substantially altered, or is not quoted on the applicable Reuters or Bloomberg page, or any substitute page thereto, on any business day, a substitute rate may be employed by the Note Calculation Agent to determine the Cash Reference Rate and that substitution may adversely affect the value of the notes.

The Cash Reference Rate may be volatile.

The Cash Reference Rate is subject to volatility due to a variety of factors affecting interest rates generally, including:

•	sentiment regarding underlying strength in the U.S. and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in U.S. and global credit markets;

•	central bank policies regarding interest rates; and

•	the performance of capital markets.

Decreases in the Cash Reference Rate may have a negative impact on the Additional Amount, and therefore any payment at maturity.

A separate underlying supplement or the relevant terms supplement may provide additional risk factors relating to the Index.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes.  The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes.  We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

The estimated cost of hedging includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing and managing such hedge and, if we or an affiliate of ours is the sponsor or calculation agent for the Index, for maintaining the Index during the term of the notes through, among other things, any adjustment that is intended to reflect transaction costs or other costs that may be incurred in replicating the investment strategy underlying the Index deducted from the level of the Index.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes.  In addition, from time to time after we issue the notes, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to the Index or the VIX futures contracts that compose the Index.  To accomplish this, we, through our affiliates or others, may take positions in instruments the value of which is derived from the Index or the VIX futures contracts that compose the Index.  From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Index closing level on the Inception Date or any Initial Averaging Dates, as applicable, and/or decrease the Index closing level on any Valuation Date, which could adversely affect your payment at maturity or upon early repurchase.  It is possible that those hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.  For example, if we or an affiliate of ours is the sponsor or calculation agent for the Index, in connection with the maintenance of the Index, JPMS may receive a portion of the aggregate profits, if any, that may be generated from time to time related to some portion of the deduction of an adjustment deducted from the level of the Index.  See “Risk Factors — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account.  We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to specific levels or VIX futures contracts.  No note holder will have any rights or interest in our hedging activity or any positions we or any affiliated or unaffiliated counterparties may take in connection with our hedging activity.

THE INDEX

A separate underlying supplement or the relevant terms supplement will provide additional information relating to the Index to which the notes are linked.

Conflicts of Interest

See the relevant terms supplement, any relevant underlying supplement and “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities” above for information about economic interests with respect to the Index that we or our affiliates may have that are adverse to your interests.

Historical Performance of the Index

We will provide historical level information on the Index in the relevant terms supplement.  You should not take any of those historical levels as an indication of future performance.  Neither we nor any of our affiliates makes any representation to you as to the performance of the Index.

GENERAL TERMS OF NOTES

Note Calculation Agent

J.P. Morgan Securities LLC, one of our affiliates, will act as the Note Calculation Agent.  The Note Calculation Agent will determine, among other things, the Initial Index Level and Index Return on each Valuation Date, the Index closing level on each Initial Averaging Date, if applicable, and each Valuation Date, the Additional Amount, if applicable, the Deduction Amount, if applicable, the Repurchase Fee Amount, if applicable, the Cash Reference Rate, if applicable, and the amount, if any, that we will pay you at maturity or upon early repurchase.  In addition, the Note Calculation Agent will determine, among other things:

•	whether a market disruption event has occurred;

•
whether the Index has been discontinued, whether the method of calculating the Index has changed in a material respect or whether the Index has been otherwise modified so that it does not, in the opinion of the Note Calculation Agent, fairly represent the level of the Index had those changes or modifications not been made and, if applicable, which index to select as a successor index; and

•	whether the rate underlying the Cash Reference Rate is discontinued or ceases to be published and, if applicable, which rate to select as a successor rate.

All determinations made by the Note Calculation Agent will be at the sole discretion of the Note Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.  We may appoint a different Note Calculation Agent from time to time after the date of the original issue of the notes without your consent and without notifying you.

The Note Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon early repurchase on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date or Repurchase Date, as applicable.

All calculations with respect to the Initial Index Level, Index closing level on each Initial Averaging Date, if applicable, and each Valuation Date, the Index Return and the Cash Reference Rate will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the Additional Amount, if applicable, the Deduction Amount, if applicable, the Repurchase Fee Amount, if applicable, and the payment per note at maturity or upon early repurchase, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts payable, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the Note Calculation Agent from properly determining the Index closing level on any Determination Date, and consequently, calculating the Index Return and the amount that we are required to pay you, if any, at maturity or upon early repurchase.  These events may include disruptions or suspensions of trading on the markets as a whole.

With respect to the Index (or any relevant successor index), a “market disruption event,” unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, means:

•
the termination or suspension of, or material limitation or disruption in the trading of any relevant VIX futures contract on the relevant exchange, which will not include any time when the relevant exchange is itself closed for trading under ordinary circumstances;

•	the price at any time of any relevant VIX futures contract has increased or decreased by an amount equal to the maximum permitted price change set by the relevant exchange;

•
a failure by the relevant exchange to calculate and publish the official settlement price or final settlement value, as applicable, of any relevant VIX futures contract on any day upon which the official settlement price or final settlement value, as applicable, of that futures contract is scheduled to be calculated and published by the relevant exchange;

•	any event that disrupts or impairs the ability of market participants generally to effect transactions in or obtain market values for any relevant VIX futures contract;

•
the closure by the relevant exchange on any day on which the relevant exchange is open for trading during its regular trading session prior to its scheduled closing time, unless such earlier closing time is announced by the relevant exchange at least one hour prior to the actual closing time for the regular trading session on the relevant exchange;

•	the occurrence of a material change in the formula for or the method of calculating the official settlement price of any relevant VIX futures contract;

•	the occurrence of a material change in the content, composition or constitution of any relevant VIX futures contract; or

•	the failure of the sponsor or calculation agent of the Index (or that successor index) to calculate and publish the official closing level of the Index (or that successor index),

in each case as determined by the Note Calculation Agent in its sole discretion; and

•
a determination by the Note Calculation Agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement, a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuation of the Index; Alteration of Method of Calculation

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the sponsor of the Index (an “Index Sponsor”) discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Note Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index closing level on any Determination Date or any other relevant date on which the Index closing level is to be determined will be determined by reference to the level of that successor index at the close of trading on the relevant exchange for that successor index on that day.

Upon any selection by the Note Calculation Agent of a successor index, the Note Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the Index Sponsor discontinues publication of the Index prior to, and that discontinuation is continuing on, a Determination Date or any other relevant date on which the Index closing level is to be determined, and the Note Calculation Agent determines, in its sole discretion, that no successor index for the Index is available at that time, or the Note Calculation Agent has previously selected a successor index and publication of that successor index is discontinued prior to, and that discontinuation is continuing on, that Determination Date or that other relevant date, then the Note Calculation Agent will determine the Index closing level for that Determination Date or that other relevant date on that date.  Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, the Index closing level will be computed by the Note Calculation Agent in accordance with the formula for and method of calculating the Index or that successor index, as applicable, last in effect prior to that discontinuation, using the official settlement price (or, if trading in the relevant VIX futures contracts has been materially suspended or materially limited, the Note Calculation Agent’s good faith estimate of the official settlement price that would have prevailed but for that suspension or limitation) at the close of the principal trading session on that date of each VIX futures contract most recently composing the Index or that successor index, as applicable, and any VIX futures contract required to roll any expiring futures contract in accordance with the method of calculating the Volatility Index or successor index, as applicable.  Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or its successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating the Index or a successor index, or the level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified (including, but not limited to, a change in the futures contracts that compose the Index or that successor index) so that it does not, in the opinion of the Note Calculation Agent, fairly represent the level of the Index or that successor index, as applicable, had those changes or modifications not been made, then the Note Calculation Agent will, at the close of business in New York City on each date on which the Index closing level of the Index or that successor index, as applicable, is to be determined, make those calculations and adjustments as, in the good faith judgment of the Note Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or that successor index, as the case may be, as if those changes or modifications had not been made, and the Note Calculation Agent will calculate the Index closing level of the Index or that successor index, as applicable, with reference to the Index or that successor index, as adjusted.  Accordingly, if the method of calculating the Index or that successor index is modified so that the level of the Index or that successor index is a fraction of what it would have been if there had been no such modification, then the Note Calculation Agent will adjust its calculation of the Index or that successor index, as applicable, in order to arrive at a level of the Index or that successor index, as applicable, as if there had been no such modification.

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes will be determined by the Note Calculation Agent and will be an amount in cash equal to the amount payable at maturity per note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were (a) the Final Valuation Date and (b) the Final Disrupted Determination Date with respect to the Final Valuation Date (if the date of acceleration is a Disrupted Day).

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the Note Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes.  The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon early repurchase on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes.  It applies to you only if you are an initial investor who purchases a note at its issue price for cash and holds it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are an investor subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;

•	a “regulated investment company” as defined in Code Section 851;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

•	a dealer in securities;

•	a person holding a note as part of a “straddle” or conversion transaction, or who has entered into a “constructive sale” with respect to a note;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein.  The effects of any applicable state, local or foreign tax laws and the potential application of the provision of the Code known as the Medicare contribution tax are not discussed.  You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

The tax consequences of an investment in the notes are unclear.  There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the IRS regarding the notes.  Unless otherwise indicated in the relevant terms supplement, insofar as we have tax reporting responsibilities with respect to your notes, we intend to treat them as “open transactions” that are not debt instruments for U.S. federal income tax purposes.

At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of owning and disposing of the notes.  In this event, whether or not counsel is able to opine regarding the correctness of the treatment of the notes described above, we generally expect that counsel will be able to opine that the following are the material tax consequences of owning and disposing of the notes if the treatment of the notes described above is respected, as well as material tax consequences that may apply if it is not respected.  The following discussion assumes this treatment is respected, except where otherwise indicated.  The relevant terms supplement may contain further discussion of the tax consequences of the Additional Amount, if any, and/or indicate other issues applicable to a particular offering of notes.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment as Open Transactions That Are Not Debt Instruments.  Under this treatment, you should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to a sale, exchange, early repurchase or “deemed exchange” as described below.  Upon a sale or exchange of a note (including early repurchase or redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note.  This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time.  The deductibility of capital losses is subject to limitations.

Potential Deemed Exchange upon Index Rebalancing.  The IRS could assert that a “deemed” taxable exchange has occurred on one or more rebalancing dates under certain circumstances.  If the IRS were successful in asserting that a taxable exchange has occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of the note exceeds your tax basis therein on the relevant rebalancing date.  Any gain recognized on a deemed exchange should be capital gain.  You should consult your tax adviser regarding the possible U.S. federal income tax consequences of rebalancings.

Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments.  If the notes are treated as open transactions that are not debt instruments, due to the lack of controlling authority there remain significant additional uncertainties regarding the tax consequences of your ownership and disposition of the notes.  For instance, you might be required to include amounts in income during the term of your notes and/or to treat all or a portion of the gain or loss on the sale or exchange of your notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the notes.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments.  If the notes are treated as debt instruments, your tax consequences will be governed by Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year.  In this event, regardless of whether you are an accrual-method or cash-method taxpayer, (i) in each year that you hold your notes, you will be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes (even though you will not receive any cash with respect to the notes prior to maturity or early repurchase) and (ii) any income recognized upon a sale or exchange of your notes generally will be treated as interest income.  Additionally, if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition.  In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including early repurchase or redemption at maturity).

If you are a Non-U.S. Holder of a note and if the treatment of the notes as “open transactions” that are not debt instruments is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States).  However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders—Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments” is the degree, if any, to which income with respect to instruments described therein, which may include the notes, should be subject to U.S. withholding tax.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

If the notes are treated as debt instruments, subject to the discussion in “Recent Legislation,” below, any income or gain from a note will be exempt from U.S. federal income tax (including withholding tax) if you provide a properly completed IRS Form W-8BEN and these amounts are not effectively connected with your conduct of a U.S. trade or business.

If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), although exempt from the withholding tax discussed above, you generally will be taxed in the same manner as a U.S. Holder.  You will not be subject to withholding if you provide a properly completed IRS Form W-8ECI.  If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

  Recent Legislation

Recent legislation as modified by published guidance from Treasury and the IRS, including recently proposed regulations, generally would impose a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after December 31, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN) have been satisfied.  Pursuant to the published guidance, this legislation would apply to payments of interest made after December 31, 2013 and to payments of gross proceeds of the sales of certain financial instruments made after December 31, 2014.  Accordingly, if the notes are treated as debt instruments, as described above in “—Tax Consequences to U.S. Holders—Tax Consequences if Treated as Debt Instruments,” these rules would apply to sales or exchanges (including “deemed” taxable exchanges) after December 31, 2014 of notes issued after December 31, 2012.

   Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S.-situs property, subject to U.S. federal estate tax.  These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

You may be subject to information reporting.  You may also be subject to backup withholding on payments in respect of your notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.  If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR.  YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that are or may become party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part.  Each Agent may reject, in whole or in part, any offer it solicited to purchase notes.  We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement.  An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement.  That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement.  An Agent may offer the notes it has purchased as principal to other dealers.  That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us.  After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Unless otherwise specified in the relevant terms supplement, JPMS, as an Agent, will receive the aggregate profits generated from the deduction of the index fee of 0.75% per annum to cover ongoing payments related to the distribution of the notes and as a structuring fee for developing the notes.  A portion of such profits may be used to allow selling concessions to other dealers.

Payments constituting underwriting compensation will not exceed a total of 8% of offering proceeds.

Our affiliates, including JPMS, may use this product supplement no. 30-I, any related underlying supplement and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the notes in the secondary market. JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

 Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes.  In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system.  JPMS may act as a market maker for the notes.  However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion.  Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment involves sales in excess of the offering size, which create a short position for JPMS.  Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes.  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions.  If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 30-I, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 30-I, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

 Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained.  We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery.  For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for an offering of the notes will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate.  In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the notes to any of its discretionary accounts without the specific written approval of the customer.

NOTICE TO INVESTORS

We will offer to sell, and will seek offers to buy, the notes only in jurisdictions where offers and sales are permitted.  None of the accompanying prospectus supplement and prospectus, this product supplement no. 30-I, any related underlying supplement and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the notes by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation.  Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	The number of contacted investors should be relatively small.

(iv)	Investors should receive complete and precise information on the proposed investment.

(v)	Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)
The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)
The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999.  The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.  Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda.  The offering of the notes pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations.  The notes are not being offered into Brazil.  Documents relating to an offering of the notes, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands.  We are not licensed to carry on business in the British Virgin Islands.  The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction.  A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the notes have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents.  The notes will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The Agents, we and the notes have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)
to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)
to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)
to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).  Therefore, the notes will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;

(ii)	any offer or sale of the notes at offices or branches open to the public;

(iii)
use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or

(iv)	use (a) non-solicited emails or (b) email distribution lists to market the notes.

The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable.  You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public.  The offering of the notes will not be registered with an authorized stock exchange in the Republic of El Salvador.  Any negotiation for the purchase or sale of notes in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(ii)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or

(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

Each Agent has represented and agreed that:

(i)
it will not offer or sell in Hong Kong, by means of any document, the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the notes that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States.  The Disclosure Documents may not be publicly distributed in the United Mexican States.  The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of notes that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this provision, the expressions (i) an “offer of notes to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange.  Accordingly, the notes will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it.  The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the notes described therein.  The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland.  Neither the Disclosure Documents nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the notes have been or will be filed with or approved by any Swiss regulatory authority.  The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the notes will not benefit from protection or supervision by any such authority.

United Kingdom

Each Agent has represented and agreed that:

(a)
in relation to any notes that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela.  No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela.  This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee.  Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans.  As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans.  Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments.  The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes.  The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;

(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.